CHANT INVESTMENTS
			AMENDED AND RESTATED PARTNERSHIP AGREEMENT

    			  THIS AGREEMENT made November 28, 2003,

AMONG:
 		Moon Capital Inc., a corporation formed pursuant to the
 			laws of the Province of Alberta ("Moon")

       				        - and-

		Dynamic Ventures Ltd., a corporation formed pursuant to
			the laws of the Province of Alberta ("Dynamic")
      				         - and -

		Newfields Minerals Inc., a corporation formed pursuant to the laws of the Province of British Columbia ("Newfields")

WHEREAS:

     A.      Moon, Dynamic and Newfields are all of the members of a general
     		partnership named Chant Investments;

     B.      Moon, Dynamic and Newfields wish to admit 679443 and 663654 as
     		members of the Partnership;

     C.      Moon, Dynamic, Newfields, 679443 and 663654 wish to amend and
     		restate the Partnership Agreement to reflect the admission of 679443 and 663654 to the Partnership;

     NOW, THEREFORE the parties to this agreement covenant and agree as follows:

 1. Definitions: When used in this agreement, including the foregoing recitals:

     (a)    "663654" means 663654 Alberta Ltd., a corporation formed pursuant to
     		the laws of the Province of Alberta;

     (b)    "679443" means 679443 Alberta Ltd., a corporation formed pursuant
     		to the laws of the Province of Alberta;

     (c)    "Capital Account" shall have the meaning ascribed thereto in clause
     		8;

     (d)    "Dynamic" means Dynamic Ventures Ltd., a corporation formed pursuant
     		to the laws of the Province of Alberta;

     (e)    "Date of Withdrawal" shall have the meaning ascribed thereto in
     		clause 21;

     (f)    "Deferred Mandatory Draw" means, in respect of a particular
     		Partner, the amount by which:

     		   (i)  the aggregate of all deferred portions of a Partner's Mandatory
     			  Draw;
          		  exceeds:

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                  (ii)  the aggregate of all payments made by the Partnership
			  of deferred portions of a Partner's Mandatory Draw;

    (g)    "Discretionary Draw" shall have the meaning ascribed
               thereto in clause 10;

    (h)    "First Tier Profits" means that amount of Taxable Income
               that will result in the Taxable Income Allocated to the Partners being equal to 85 of the Initial Capital Contributions;

    (i)    "Former Partner" shall have the meaning ascribed thereto
               in clause 21;

    (j)    "Initial Capital Contribution" means, in respect of a
               Partner, the amount contributed by the Partner to the Partnership as capital pursuant to clause 7, and "Initial Capital Contributions" means the aggregate of all amounts contributed by the Partners to the Partnership as capital pursuant to clause 7;

    (k)    "Managing Partner" means Moon;

    (l) "Mandatory Draw" shall have the meaning ascribed thereto in clause 10;

    (m)    "Moon" means Moon Capital Inc., a corporation formed
               pursuant to the laws of the Province of Alberta;

    (n)    "Newfields" means Newfields Minerals Inc., a corporation
               formed pursuant to the laws of the Province of British Columbia;

    (o)    "Maximum Annual Draw" means, for any particular fiscal
	       period of the Partnership, the amount that is equal to the product obtained when $1,800,000 is multiplied by a fraction, the numerator of which is the number of days in the fiscal period and the denominator of which is 365;

    (p)    "Oil and Gas Business" shall have the meaning ascribed
               thereto in clause 4(a);

    (q)    "Other Partner" means any Partner other than the Managing
               Partner, and "Other Partners" means all of the Partners other than the Managing Partner;

    (r)    "Partner" means any one of 679443,663654, Moon, Dynamic and
               Newfields and "Partners" means all of them;

    (s)    "Partnership" means the general partnership known as Chant
               Investments to be continued by the Partners pursuant to this agreement;

    (t)    "Related Parties" means, when used in reference to a Partner,
	       all individuals, firms, corporations and other entities that
	       are associates (as such term is defined in the Securities Act (Alberta))
	       of the  Partner or that are related, affiliated or otherwise associated
	       with the Partner or that would be considered  to be a non arm's length party with respect to the Partner;

    (u)    "Second Tier Profits" means all Taxable Income in excess of the First Tier Profits;



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    (v)    "Separately Stated Amounts" means all amounts referred to in
	       s. 96(1) of the Income Tax Act (Canada) that are not taken into account
	       in computing the Partnership's income, gains and losses for income tax
	       purposes;

    (w)    "Taxable  Income" means all income and gains of the
               Partnership for income tax purposes;

    (x)    "Taxable Income Allocated to the Partners" means the amount by which:

                 (i)      the aggregate of all Taxable Income allocated to the
                  	    Partners since the commencement of the Partnership;

                       exceeds:

                 (ii)     the aggregate of all Taxable Losses allocated to the
                            Partners since the commencement of the Partnership;

    (y)    "Taxable Losses" means all losses of the Partnership for
               income tax purposes;

    (z)    "Withdrawal Fiscal Period" means the fiscal  period  of the
               Partnership that includes the Date of Withdrawal; and

    (aa)   "Withdrawal Right Date" means the earlier of:

                 (i)      December 1, 2015; and

                 (ii)     the date on which the Taxable Income Allocated to the
               		    Partners equals 73 of the Initial Capital Contributions.

2. Continuation of the Partnership: The Partnership shall continue under the terms of this agreement and this agreement shall replace and supersede all prior agreements related to the Partnership. Moon shall continue as the managing partner, Dynamic and Newfields shall continue as partners and 663654 and 679443 shall be admitted as additional general partners of the Partnership effective as of the date of this agreement.

3. Name: The name of the Partnership shall be "Chant Investments" or such other name as the Managing Partner may from time to time determine.

4. Business of the Partnership: The business of the Partnership shall consist of:

    (a) participating in any one or more aspects of the petroleum and natural gas industry, including, without limitation, acquiring, operating and disposing of interests in petroleum and natural gas lands, leases, wells, gathering equipment, plants, batteries and pipelines and conducting exploration and development work (the "Oil and Gas Business"),

    (b) becoming a partner of any partnership which participates in all or any aspect of the Oil and Gas Business, including, without limitation, acting as the managing partner of such partnership;



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    (c)     purchasing or otherwise acquiring, holding, pledging,
              hypothecating and exchanging shares, stocks, bonds, debentures and other securities or obligations issued by any corporation, governmental authority or other entity;

    (d)     investing in shares, bonds, debentures and other securities and
	      evidences of indebtedness and obligations issued or guaranteed
 	      by any corporation, chartered bank, association, partnership, syndicate,
	      entity, person or governmental authority and evidences of any interest
	      in respect of any such shares, bonds, debentures and other securities
 	      and evidences of indebtedness and obligations, and investing and lending
  	      money on the security of real or personal property or without security;
	      and

    (e) doing all things and carrying out all activities incidental to or convenient for the carrying on and development of such businesses.

5. Place of Business: The principal place of business of the Partnership shall be located at 10th Floor, 605 - 5th Avenue SW, Calgary, Alberta T2P 3H5. The Managing Partner may establish other places of business of the Partnership as required by the Partnership's business.

6. Term: The Partnership shall continue until May 31,2026. The Partnership shall not be dissolved by the dissolution, winding up or withdrawal from the Partnership of a Partner, the assignment of a Partner's property in trust for the benefit of such Partner's creditors or the bankruptcy of a Partner.

7. Capital Contributions: Moon shall contribute $10,000 to the Partnership as capital. Dynamic shall contribute $9 04 270 to the Partnership as capital. Newfields shall contribute $8,335,870 to the Partnership as capital. 679443 shall contribute $2,250,620 to the Partnership as capital. 663654 shall contribute $4,904,240 to the Partnership as capital. Following their initial contributions, the Other Partners shall not have any obligation to contribute additional funds or property to the Partnership. Moon shall contribute any additional required capital.

8. Capital Accounts: The Partnership shall maintain a capital account
	(the "Capital Account") for each of the Partners. There shall be added to a Partner's capital account:

    (a)    the amount of all cash contributed by the Partner to the Partnership;

    (b)    the amount by which:

                 (i)        the fair market  value of all property, other than
                 		cash, contributed by the Partner to the Partnership;

                 exceeds the aggregate of:

                 (ii)       all liabilities of the Partner assumed by the
                 		Partnership in connection with the contribution of such property; and


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                 (iii)      the aggregate of all cash, promissory notes and the
                 		fair market value of other Partnership assets paid
				or transferred by the Partnership to the Partner in
                        	connection with the contribution of such property;

    (c) the amount of all cash advanced by the Partner to the Partnership as a loan which is at any time, agreed by the Partner advancing the cash and the Managing Partner to be included in the calculation of the Partner's capital account;

    (d) the amount of all liabilities of the Partnership assumed by the Partner other than those assumed by the Partner pursuant to sub clause (g)(iii) below; and

    (e)    all Taxable Income allocated to the Partner.

    There shall be deducted from a Partner's capital account:

    (f) the amount of all cash paid by the Partnership to the Partner as a distribution;

    (g)    the amount by which:

                 (i)        the fair market value of all Partnership property,
                 		other than cash, distributed by the Partnership to the
				Partner;

                  exceeds the aggregate of:

                 (ii)       all liabilities of the Partnership assumed by the
                 		Partner in connection with the distribution of the property;
				and

                 (iii)       the aggregate of all cash, promissory notes and the
                 		fair market value of other property of the Partner
				paid or transferred by the Partner to the Partnership in
                       		connection with the distribution of the property.

    (h) the amount of all cash paid by the Partnership to the Partner to reduce the principal amount of the loan described in sub clause (c) above;

    (i) the amount of all liabilities of the Partner assumed by the Partnership other than those assumed by the Partnership pursuant to sub clause (b)(ii) above; and

    (j)    all Taxable Losses and Separately Stated Amounts allocated to the
	      Partner.

9. Allocation of Income and Losses: Except as otherwise specifically provided in this agreement, the Partnership shall allocate to:

    (a) the Other Partners 99 of the First Tier Profits and 1 of the Second Tier Profits; and

    (b) the Managing Partner all Taxable Income not allocated to the Other Partners.


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	All Taxable Losses and Separately Stated Amounts for each fiscal period of the Partnership shall be allocated among the Managing
	Partner and the Other Partners in the same proportions that Taxable Income is allocable among them for such fiscal period. All amounts allocated to the Other Partners shall be allocated among them in the same proportions as the Capital Account balance of each of the Other Partners bears to the aggregate of the Capital Account
        Balances of all the Other Partners as at the fiscal year end of the Partnership in respect of which the allocations of Taxable
	Income, Taxable Losses and Separately Stated Amounts are to be made after accounting for all contributions and distributions made during the fiscal year, but before accounting for the allocation of the Taxable Income, Taxable Losses and Separately Stated Amounts for the fiscal period.

10. Partnership Distributions: The Partnership shall, during each of its fiscal
	periods other than its first fiscal period, pay to each Partner as a draw
	an amount equal to 60 of the Taxable Income allocated to the Partner in
	respect of the immediately preceding fiscal period of the Partnership
	(the "Mandatory Draw"). The Partnership may pay the Mandatory Draw in
	one or more installments at such time or times during each fiscal period
	as the Managing Partner determines. Notwithstanding the foregoing and
	notwithstanding the amount of Taxable Income allocated to each Partner
	in respect of the immediately preceding fiscal period of the Partnership,
	the aggregate of the Mandatory Draw paid to all Partners in a fiscal period
	shall not exceed the Maximum Annual Draw for the fiscal period. If:

    (a) the amount to be paid by the Partnership to the Partners in a fiscal period is limited to the Maximum Annual Draw for the fiscal period; and

    (b) each Partner's Deferred Mandatory Draw was nil at the end of the immediately preceding fiscal period of the Partnership;

           then:

    (c)    the payment of the amount by which a Partner's Mandatory
              Draw for the fiscal period exceeds the portion of the Maximum Annual Draw to be paid to the Partner during the fiscal period shall be deferred and shall form part of the Partner's Deferred Mandatory Draw;

    (d) the Maximum Annual Draw shall be paid to the Partners in the same proportions as:

                 (i)      each Partner's Deferred Mandatory Draw;

                 bears

                 (ii)     to the aggregate of the Deferred Mandatory Draw of all
               			the Partners;

                 after accounting for the increase to the Deferred Mandatory Draw of each Partner referred to in sub clause (c) above; and

   (e) each Partner's Deferred Mandatory Draw shall be paid by the Partnership in its next fiscal period together with the Mandatory Draw which the Partner is entitled to receive in the next fiscal period, provided always that the aggregate of the Deferred Mandatory Draw and the Mandatory Draw paid to all the Partners in the next fiscal period shall not exceed the Maximum Annual Draw for the next fiscal period.

    If:

   (f) the amount to be paid by the Partnership to the Partners in a fiscal period is limited to the Maximum Annual Draw for the fiscal period; and

   (g) any Partner's Deferred Mandatory Draw was other than nil at the end of the immediately preceding fiscal period of the Partnership;

             then:

   (h)    the payment of the amount by which the:

                (i)      aggregate of a Partner's Deferred Mandatory Draw and
                  		Mandatory Draw for the fiscal period;

                   exceeds:

                (ii)     the portion of the Maximum Annual Draw to be paid to
                    		the Partner during the fiscal period;

                   shall be deferred and, to the extent not already part of a Partner's Deferred Mandatory Draw, shall form part of the Partner's Deferred Mandatory Draw;

   (i)    if the Deferred Mandatory Draw of any Partner includes a deferred and
	     unpaid portion of the Partner's Mandatory Draw that was calculated
	     based on the First Tier Profits allocated it, then the  Maximum Annual
	     Draw shall be paid to the Partners in the same proportions as:

                (i)      the deferred and unpaid portion of the Mandatory Draw
                  		of each Partner that was calculated based on the First Tier Profits allocated to it and that forms part of its Deferred Mandatory Draw;

                   bears:

                (ii)     to the aggregate of the deferred and unpaid portions
                 		of the Mandatory Draw of all Partners that were
				calculated based on the First Tier Profits allocated
				to them and that form part of their Deferred Mandatory Draw;

		after accounting for the increase to the Deferred Mandatory
                Draw of each Partner referred to in sub clause (h) above;
		payments of the Maximum Annual Draw shall be made as set out above to a maximum of the deferred and unpaid portions of the
                Mandatory Draw of the Partners that were calculated based on
		the First Tier Profits allocated to them and that form
                part of their Deferred Mandatory Draw; any balance of the
                Maximum Annual Draw shall be paid to the Partners in accordance
		with the provisions of sub clause (j) below after accounting
		for all payments of the Maximum Annual Draw  made pursuant to this sub clause

   (j) if no Partner's Deferred Mandatory Draw includes any deferred and unpaid portion of the Partner's Mandatory Draw that was calculated based on the First Tier Profits allocated it, then the Maximum Annual Draw shall be paid to the Partners in the same proportions as:

                (i)      each Partner's Deferred Mandatory Draw;

                    bears:

                (ii)     to the aggregate of the Deferred Mandatory Draw of
                  		all the Partners;

                after accounting for the increase to the Deferred Mandatory Draw of each Partner referred to in sub clause (h) above;

   (k)    all amounts paid by the Partnership shall be credited:

                (i)      first, to the payment of the deferred and unpaid
                  		portion of the Mandatory Draw of a Partner that was
				calculated  based  on  the  First Tier Profits allocated
				to it and that forms part of its Deferred Mandatory Draw;

                (ii)     secondly, to the payment of the balance of the Deferred
				Mandatory Draw payable to a Partner; and

                (iii)    finally, to the payment of the Mandatory Draw
                 		payable to each Partner; and

   (l)    each Partner's Deferred Mandatory Draw shall be paid by the
	     Partnership in its next fiscal period  together with the Mandatory Draw
	     which the Partner is entitled to receive in the next fiscal period,
	     provided always that the aggregate of the Deferred Mandatory Draw and
	     the Mandatory Draw paid to all the Partners in the next fiscal period shall not exceed the Maximum Annual Draw.

         Notwithstanding any of the foregoing provisions which limit to the Maximum Annual Draw the aggregate amount of draws payable by the Partnership in any fiscal period, the Managing Partner may, at any time and from time to time, but shall have no obligation to, cause the Partnership to pay as a draw to one or more of the Partners without paying to the other Partners or Partner amounts in excess of the Partner's Deferred Mandatory Draw and Mandatory Draw (the "Discretionary Draw"). If the Partnership pays a Discretionary Draw to a Partner, the amount of the Discretionary Draw may, at the election of the Managing Partner, be applied to reduce the amount of any Deferred Mandatory Draw and Mandatory Draw required to be paid by the Partnership after the date of payment of the Discretionary Draw.

11. Fiscal Year End: The fiscal year of the Partnership shall end on November 30 of each year. The fiscal year end of the Partnership may be changed from time to time by the Managing Partner, subject always to any restriction in respect thereof contained in the Income Tax Act (Canada).

12. Authority of Managing Partner: The Managing Partner shall have the sole and exclusive right to manage the business of the Partnership and the Managing Partner shall have all of the rights and powers that may be possessed by the Partners in that regard under the Partnership Act (Alberta) and/at law. All decisions and actions taken by the Managing

	Partner pursuant to the rights and powers granted it by this agreement and at law shall be final and binding upon all the Partners. Without limiting the generality of the foregoing, the Managing Partner's rights and powers to manage the business of the Partnership shall include, without limitation, the right and power to:

   (a) purchase or otherwise acquire petroleum and natural gas lands,interests and tangible property, including all petroleum and natural gas substances and equipment, facilities, plants, pipelines and other tangible property within, upon or under such lands or associated with such interests;

   (b) make all decisions relating to all partnerships of which the Partnership is a partner, including having the Partnership withdraw as a partner of any one or more of such partnerships;

   (c)    make all decisions relating to all Partnership assets;

   (d) open, operate and close all bank accounts which the Managing Partner determines to be necessary or desirable in connection with the administration of Partnership assets, and to name signing officers for such accounts;

   (e) manage, control, operate and develop all Partnership assets, and to take all action which the Managing Partner determines to be necessary or desirable in connection therewith;

   (f) invest the Partnership's assets in such investments as the Managing Partner may, from time to time determine, purchase or otherwise acquire, hold, pledge, hypothecate, exchange and contract with reference to shares, bonds, debentures and other securities and evidences of indebtedness and obligations issued or guaranteed by any corporation, company, chartered bank, association, partnership, syndicate, entity, person or governmental authority and evidences of any interest in respect of any such shares, bonds, debentures and other securities and evidences of indebtedness and obligations, and while the holder or owner thereof to exercise all rights, powers and privileges of ownership, including all voting rights, if any, with respect thereto;

   (g) lend money to any parties, including Related Parties, with or without security, provided that interest at reasonable commercial rates is charged to such borrower;

   (h) grant security, guarantee or otherwise secure indebtedness or obligations of any entity, including without limitation, any Related Party;

   (i)   negotiate and agree to the terms of, execute and carry out on behalf of
	     the Partnership all agreements which the Managing  Partner determines
	     to be necessary or desirable connection with the acquisition, ownership,
	     operation,	maintenance, development, abandonment and disposition of
	     Partnership assets;

   (j)    execute on behalf of the Partnership all instruments and documents,
	     including, without limitation, cheques, drafts, notes and other negotiable
	     instruments; mortgages or deeds of trust; security agreements; financing
	     statements; documents providing for the acquisition, mortgage or d
	     disposition of property; assignments; bills of sale; leases; partnership



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                                                                    10

             agreements; operation agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managing Partner, to the conduct of the business of the Partnership;

   (k)    make all calculations, valuations and determinations and take all
	     other actions required to give effect to the provisions of this
	     agreement, including, without limitation: (i) the determination of
	     all amounts required to calculate the balance of a Partner's
	     Capital Account, including the fair market value of property contributed
	     by or distributed to a Partner, (ii) the determination of the balance
	     of a Partner's Capital Account for the purpose of allocating Taxable
	     Income, Taxable Losses and Separately Stated Amounts, (iii) the
	     apportionment between the period prior to and including the  Date  of
             Withdrawal and the period after the Date of Withdrawal  of the
	     Taxable Income, Taxable Losses and Separately Stated Amountsfor the
	     Withdrawal Fiscal Period, (iv) the determination of the balance of a
	     Former Partner's Capital Account at the Date of Withdrawal, (v) the
             determination of the fair market value of the Former Partner's
	     Capital Account balance at the Date of Withdrawal; such fair market value
	     shall be calculated using the following formula: the Former Partner's
	     Capital Account balance at the Date of Withdrawal (after accounting for
	     all contributions and distributions made by and to the Former Partner
	     on or prior to the Date  of Withdrawal and the Taxable Income, Taxable
	     Losses and Separately Stated Amounts to be allocated to the Former
	     Partner for the Withdrawal Fiscal Period, and assuming that no Taxable
	     Income, Taxable Losses and Separately Stated Amounts will be allocated to
	     the Former Partner for any fiscal period of the Partnership after the
	     Withdrawal Fiscal Period and that no distribution of assets will be
	     made to the Former Partner after the  Date of Withdrawal pursuant to
	     clause 10 discounted  from  the  date for termination of the Partnership set out in clause 6 back to the Date of Withdrawal at the  rate of
	     5  per annum, compounded annually, (vi) the determination of the balance
	     of a Partner's Capital Account  for the purpose of distributing the
	     proceeds of liquidation of Partnership assets on the dissolution of the
             Partnership and (vii) the determination of the value of Partnership
	     property transferred to a Partner in connection with the dissolution
	     of the Partnership;

   (l) sell, lease or otherwise dispose of any or all of the assets of the Partnership for such consideration and on such terms as the Managing Partner may determine, and to execute any bill of sale, contract or other document in connection therewith;

   (m) contract on behalf of the Partnership for the employment of employees and the services of independent contractors;

   (n) engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to the business of the Partnership;

   (o) pay all expenses and obligations of the Partnership from Partnership funds;

   (p) on behalf of the Partners and the Partnership, make any income tax or other elections available to the Partners or the Partnership; and


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                                                                    11

   (q) execute and file such other instruments, documents and certificates that may from time to time be required by the laws of any province or any other jurisdiction in which the Partnership may do business.

	Except as otherwise specifically provided in this agreement, no
        Partner other than the Managing Partner may take part in the management
	or control of the business of the Partnership, transact any business
	for the Partnership or have the right or authority to sign for or bind
	the Partnership. Without limiting the foregoing, and subject always to
	any other provision of this agreement which may limit the authority of
	the Managing  Partner, only execution by the Managing Partner is necessary,
	and its execution alone is sufficient, for any promissory notes or other evidences of indebtedness of the Partnership and all security that may
	be granted in connection therewith to be validly executed by the
        Partnership. A copy of this agreement may be shown to any person to confirm such authority. The signature of the  Managing Partner is
	sufficient to execute any statement of partnership or other documents
	necessary to effect this or any other provision of this agreement.

13. Title to Partnership Assets: For administrative convenience and without altering or affecting the rights and interests of the Partners set out in this agreement, any Partnership property may be held in the name of the Managing Partner or the name of any other person, on behalf of and in trust for the Partnership, and for the use and benefit of the Partners in accordance with the terms of this agreement.

14. Obligations of Managing Partner: In managing the business of the Partnership, the Managing Partner shall:

   (a) devote to the Partnership such time as may be necessary for the proper conduct of the business of the Partnership, but the Managing Partner is not required to devote its full time and effort to the business of the Partnership; and

   (b) indemnify each of the Other Partners from any loss, claim or damage that any of the Other Partners may suffer as a result of a claim made against any of the Other Partners by the Royal Bank of Canada respecting any bank account that the Partnership may have from time to time with the Royal Bank of Canada, unless such claim arose as a result of any actions or non actions of the Other Partner made in violation of this agreement.

15. Decisions of Partners: Unless otherwise specifically provided in this agreement, all approvals, consents and decisions required of the Partners, including all decisions required in connection with the operation of the Partnership if there is no Managing Partner, shall be given or made by a resolution passed by the majority vote of the Partners or a resolution signed, in one or more counterparts, or approved in writing by a majority of the Partners.

16. Other Activities of a Partner Not Restricted: Notwithstanding the existence of the Partnership, each Partner and each Partner's Related Parties may engage in whatever activities they choose, whether such activities are the same as those carried on by the Partnership or are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner or to otherwise account therefore. Neither this agreement, nor any activity undertaken pursuant hereto, shall prevent a Partner and the Partner's Related Parties from engaging in such activities, or require a Partner or any of the Partner's Related Parties to permits the Partnership


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                                                                   12

	or any Partner to participate in any such activities. As a material part of
	the consideration for each Partner's execution of this agreement, the
        Partners agree that any such activities of a Partner and the Partner's
	Related Parties shall be deemed not to be a conflict of interest or
	breach of duty by the Partner with respect to the operations of the
	Partnership, and the Partners consent to such activities and waive,
	relinquish and renounce any right, claim and participation in or to such activities.

17. Liability of Managing Partner: The Managing Partner shall not be liable to the Partnership or the Other Partners for:

   (a) any mistakes or errors in judgment, except those resulting from its gross negligence or willful misconduct;

   (b) any act or omission believed in good faith to be within the scope of its authority conferred by this agreement; or

   (c) any loss or damage to any Partnership property attributable to an accidental event.

18. Partner Indemnification: The Partnership and its receiver, trustee or
	other legal representative on behalf of the Partnership shall indemnify,
	save harmless and pay all judgments and claims against a Partner relating
	to any liability or damage incurred by reason of any act performed or
	omitted to be performed by the Managing Partner in connection with the business
	of the Partnership, including legal fees and disbursements on a solicitor
	and his own client basis incurred by the Partner in connection with the
	defense of any action based on any such act or omission; provided always
	that the Managing Partner shall not be so indemnified from any liability
	or damage resulting from its fraud, willful misconduct or gross negligence.

19. Restrictions on Transfer: No Partner may sell, transfer, assign, mortgage,
	pledge or otherwise dispose of or encumber all or a portion of the Partner's
	interest in the Partnership, including, without limitation, the Partner's
	interest in this agreement or in any of the business or property of the
        Partnership, without the consent of the Managing Partner, which consent
	may be arbitrarily or unreasonably withheld.

20. Admission of Additional Partners: The Managing Partner may, from time to time, admit such additional members of the Partnership as it, in its sole discretion, determines. The additional members may be Related Parties. The Managing Partner will determine the amount of capital to be initially contributed by any new member of the Partnership.

21. Partner Withdrawals: Any  Partner (the "Former Partner") may withdraw as a
	member of the Partnership at any time on or after the Withdrawal Right Date
	by giving written notice thereof to the Partnership.  The notice shall
	specify the date (the "Date of Withdrawal") on which the withdrawal of the Former Partner from the Partnership shall be  effective.  The
	Former Partner shall cease to be a member of the Partnership on the Date
	of  Withdrawal and shall thereafter have no rights under this agreement,
	except to receive from the Partnership the amount referred to below. Except
	for such amount and except as otherwise specifically provided  below, the
        Former Partner shall not, after the Date of Withdrawal, be entitled to
	receive any amounts from the Partnership nor to share in any Taxable Income,
	Taxable Losses and Separately Stated Amounts. Within 180 days following the end of the Withdrawal Fiscal Period, the Partnership shall pay to the Former
	Partner, without interest, the fair market value of the Former Partner's

        Capital Account balance at the Date of Withdrawal. All Taxable Income, Taxable Losses and Separately Stated Amounts for the Withdrawal Fiscal Period shall be allocated among the Partners, including the Former Partner, as follows:

   (a)    the Taxable Income, Taxable Losses and Separately Stated
             Amounts for the entire Withdrawal Fiscal Period shall be apportioned between the period prior to and including the Date of Withdrawal and the period after the Date of Withdrawal based on the number of days in the Withdrawal Fiscal Period prior to and including the Date of Withdrawal and the number of days in the Withdrawal Fiscal Period after the Date of Withdrawal;

   (b) the portion of the Taxable Income, Taxable Losses and Separately Stated Amounts for the period prior to and including the Date of Withdrawal shall be allocated among the Partners, including the Former Partner, as set out in clause 9; and

   (c) the portion of the Taxable Income, Taxable Losses and Separately Stated Amounts for the period after the Date of Withdrawal shall be allocated among the Partners, excluding the Former Partner, as set out in clause 9.

	Notwithstanding the foregoing, the  Managing  Partner may, but has no
	obligation whatsoever to agree to permit a Partner to withdraw as a member
	of the partnership prior to the Withdrawal Right Date. If the Managing
	Partner agrees to permit such a withdrawal, all of the foregoing provisions
	of this clause shall apply to the withdrawal, with the withdrawing Partner
	being the Former Partner and the Withdrawal Date being the date agreed upon
	by the withdrawing Partner and the Managing Partner.

22. Dissolution of the Partnership:  The Partnership shall be dissolved upon the
	expiration of the term of the Partnership set out in clause 6. Dissolution
	of the Partnership shall be effective on the date specified in clause 6, but
	the Partnership shall not terminate until the property of the Partnership has been distributed in liquidation of the Partnership. Notwithstanding the
	dissolution of the Partnership, prior to the liquidation and termination of
	the Partnership, the business and affairs of the Partnership shall continue
	to be governed by this agreement. The Partners agree that no Partner may make an application under s. 39 of the Partnership Act (Alberta) for the
	dissolution of the Partnership.

23. Liquidation: In connection with the winding up and dissolution of the Partnership, the Managing Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds thereof:

   (a) first to the payment of all obligations of the Partnership and the expenses of liquidation;

   (b) secondly to the setting up of any reserves for contingencies which the Managing Partner considers necessary;

   (c) thirdly to the Partners in an amount equal to each Partner's Capital Account after accounting for:

		  i)      all contributions from the Partners and all distributions
				to the Partners made prior to the distribution of
				assets to the Partners pursuant to this sub clause (c)- and

                  ii)     Taxable Income, Taxable Losses  and Separately Stated
                   		Amounts to be allocated to the Partners up to and
				including the fiscal year end of the Partnership immediately
 				following the disposition of the last of the Partnership
                       		property, including all Taxable Income, Taxable Losses
				and Separately Stated Amounts resulting from the distribution
				of Partnership property to the Partners pursuant to this sub
				clause (c) and sub clause (d) below; and

   (d)    finally to the Partners in the same proportions as Taxable Income
	     was allocable among the Partners for the Partnership's fiscal period
	     immediately preceding the Partnership's fiscal period during which the
	     Partnership is required to be dissolved.

             Notwithstanding the foregoing, the Managing Partner may satisfy its
	     obligation to distribute proceeds of the liquidation to a Partner by
	     transferring specific Partnership property to the Partner, instead of disposing of the property and distributing the disposition
	     proceeds to the Partner. If a Partner has a negative Capital Account
	     balance after completion of the accounting provided for in sub clause (c)
             above, then the Partner shall contribute to the Partnership the amount required to bring the Partner's Capital Account balance
	     to zero.  The amount contributed by the Partner shall be added to the proceeds of liquidation for the purposes of this clause.

24. No Interest on Capital: No Partner shall be paid interest on any capital, which the Partner may from time to time contribute to the Partnership.

25. Return of Capital Contributions: Except as specifically provided in this
	agreement, no Partner has the right to withdraw or receive any return of
	its capital prior to the dissolution of the Partnership, nor to require its
	capital be returned in the form of property other than cash.

26. Power of Attorney: Each of the Other Partners hereby irrevocably
	constitutes and appoints the Managing Partner as its attorney to take such
	action on behalf of each of the Other Partners as may be necessary to implement
	the terms and conditions of this agreement. Specifically, without limiting the generality of the foregoing, each of the Other Partners hereby irrevocably constitutes and appoints the Managing Partner as its
	attorney to take the following actions:

   (a) amend, alter or restate this agreement, provided that such amendment, alteration or restatement does not adversely affect the substantive rights of any of the Other Partners;

   (b) admit any person or entity as a member of the Partnership and allowing the withdrawal from the Partnership of any Partner prior to the Withdrawal Right Date, provided that such admission or withdrawal is in accordance with the provisions of this agreement as it may be amended from time to time;

   (c) reorganize, amalgamate or combine the Partnership with any other entity; and

   (d) take any actions deemed necessary by the Managing Partner to exercise the authority granted to the Managing Partner by clause 12.

27. Disposal of Interest: Upon a Partner having withdrawn as a member of the Partnership in accordance with the provisions of this agreement or having disposed of its entire interest in the Partnership, such Partner shall cease to be a party to this agreement.

28. Further Acts: Each Partner shall, from time to time and without additional consideration, perform all acts and execute and deliver all documents required to carry out and give full effect to the terms of this agreement.

29. Governing Law: This agreement shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

30. Binding Effect: The covenants and agreements contained in this agreement
	are binding upon and shall enure to the benefit of all Partners and their
	respective successors and permitted assigns, including, without limitation,
	any receiver, receiver-manager, trustee in bankruptcy or other person having control over the  business and affairs of any of the Partners,
	notwithstanding the insolvency or bankruptcy of such Partner.

31. Counterparts: This agreement may be executed in separate counterparts,
	including by way of facsimile, each of which when so executed and delivered
	shall be an original, and all such counterparts shall together constitute one
	and the same instrument.

        IN WITNESS WHEREOF the Partners have executed this agreement.



/s/ Rutra Chad         		/s/ Robert Fedun
----------------		--------------------
Per:  Rutra Chad      		Per:  Robert Fedun
Moon Capital Inc.      		Dynamic Ventures Ltd.



/s/ R Brown            		/s/ Robert Fedun
-----------------------		------------------
Per:  R. Brown        		Per:  Robert Fedun
Newfields Minerals Inc.		663654 Alberta Ltd.



/s/ Robert Fedun
-------------------
Per Robert Fedun
679443 Alberta Ltd.